UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

October 15, 2018

GROWLIFE, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-50385 (Commission File Number)	90-0821083 (IRS Employer Identification No.)

5400 Carillon Point Kirkland, WA 98033
(Address of Principal Executive Offices and zip code)

(866) 781-5559
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01    Entry into a Material Definitive Agreement.

On October 15, 2018, GrowLife, Inc., a Delaware corporation (the “Company”), closed the transactions described below with Iliad Research and Trading , L.P. (“Iliad”).

Securities Purchase Agreement, Secured Promissory Notes and Security Agreement

On October 15, 2018, the Company executed the following agreements with Iliad: (i) Securities Purchase Agreement; (ii) Secured Promissory Notes; (iii) Security Agreement; and (iv) Warrant to Purchase Shares of Common Shares (collectively the “Iliad Agreements”). The Company entered into the Iliad Agreements with the intent to acquire EZ Clone Enterprises, Inc.

The total amount of funding under the Iliad Agreements is $700,000. The Convertible Promissory Note carries an original issue discount of $70,000 and a transaction expense amount of $5,000, for total debt of $775,000. The Company agreed to reserve 350 million shares of its common stock for issuance upon conversion of the Debt, if that occurs in the future. If not converted sooner, the Debt is due on or before July 15, 2018. The Debt carries an interest rate of ten percent (10%). The Debt is convertible, at Iliad’s option, into the Company’s common stock at 65% of the lowest trading prices in the twenty trading days before conversion.

The Warrant is exercisable for a period of five (5) years from the Closing, for the purchase of up to $387,500 shares of the Company’s Common Stock at the market price as of the date of closing. The Warrant is subject to a cashless exercise option at the election of Iliad and other adjustments as detailed in the Warrant.

The Company’s obligation to pay the Debt, or any portion thereof, is secured by all of the Company’s assets as described in Schedule A to the Security Agreement attached hereto and incorporated herein by this reference.

The Iliad Agreements are qualified in their entirety by reference to the Iliad Agreements, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1, respectively, and incorporated by reference into this Item 1.01. Certain capitalized terms used herein but not otherwise defined shall have the meaning ascribed thereto in the Transaction Documents.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02    Unregistered Sales of Equity Securities.

See the disclosures made in Item 1.01, which are incorporated herein by reference. All securities issued in the Iliad Agreements were issued in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The Iliad transaction did not involve a public offering, the sale of the securities was made without general solicitation or advertising, there was no underwriter, and no underwriting commissions were paid.

Item    9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Compilation of Securities Purchase Agreement, Secured Promissory Notes, and Security Agreement (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWLIFE, INC.

Date: October 17, 2018	By:	/s/ Marco Hegyi
Marco Hegyi
Chief Executive Officer

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